UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2023

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2023, Olivia Nottebohm accepted an offer of employment to join Box, Inc. (the “Company”) as Chief Operating Officer commencing on November 6, 2023. Ms. Nottebohm will succeed the Company’s retiring Chief Operating Officer, Stephanie Carullo. On November 1, 2023, in connection with her retirement, Ms. Carullo stepped down from her role as Chief Operating Officer of the Company, effective November 6, 2023. Ms. Carullo intends to remain an employee of the Company as a special advisor to provide ongoing advisory and transitional services during the Company’s fourth quarter of the fiscal year ending January 31, 2024.

Ms. Nottebohm, age 46, served as Chief Revenue Officer and Advisor to the CEO at Notion Labs, Inc., a maker of a cloud-based productivity platform, from June 2021 to November 2022. From February 2020 to February 2021, Ms. Nottebohm served as Chief Operating Officer at Dropbox, Inc., a cloud storage company. Ms. Nottebohm was Vice President of SMB Sales and GTM Operations, Google Cloud at Google, a global internet software services company, from September 2016 to February 2020. From August 2014 to September 2016, she served as Senior Director, Americas Product and Sales Operations, Google Ads at Google. Prior to joining Google, she spent over ten years at McKinsey & Company, in various roles as a management consultant and, ultimately, as a partner focused on the software industry. Ms. Nottebohm has served on the board of directors of AppFolio, Inc., a provider of cloud business management solutions, since March 2023. Ms. Nottebohm holds a B.A. in Economics from Harvard University and an M.B.A. from Stanford University Graduate School of Business.

Pursuant to the terms of an employment offer letter, dated November 1, 2023, by and between the Company and Ms. Nottebohm (the “Offer Letter”), Ms. Nottebohm’s annual base salary will be $360,000 and she will be eligible for a discretionary, pro-rated annual bonus of up to 55% of her annual base salary. Ms. Nottebohm will also receive a sign-on bonus in the aggregate amount of $200,000. Ms. Nottebohm will also be granted restricted stock units covering 450,000 shares of the Company’s Class A Common Stock (the “Equity Awards”). The Equity Awards will vest over four years as described in the Offer Letter and be subject to the terms of the Company’s 2015 Equity Incentive Plan and related form agreements. The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company has entered into its standard form of Change of Control and Severance Agreement with Ms. Nottebohm, a copy of which was included as Exhibit A to the Offer Letter. The Company also intends to enter into its standard form of indemnification agreement with Ms. Nottebohm, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-194767) filed with the Securities and Exchange Commission on July 7, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Nottebohm and any other persons pursuant to which she was selected as the Company’s Chief Operating Officer. There are also no family relationships between Ms. Nottebohm and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Box, Inc. and Olivia Nottebohm dated November 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023	BOX, INC.

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary